UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009 (September 17, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on September 21, 2009 to provide the required financial information relating to our acquisition of a multifamily community located in Los Angeles, California (“NoHo Commons”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to NoHo Commons that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2009 (unaudited) and for the year ended December 31, 2008	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2009 (unaudited) and for the year ended December 31, 2008	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2009	8

	Unaudited Pro Forma Consolidated Statement of Operations for year ended December 31, 2008	9

	Notes to Unaudited Pro Forma Consolidated Financial Statements	10

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Multifamily REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of The Gallery at NoHo Commons, a multifamily community located in Los Angeles, California (the “Property”), for the year ended December 31, 2008.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8K/A of Behringer Harvard Multifamily REIT I, Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Historical Summary of the Property for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 30, 2009

The Gallery at NoHo Commons Apartments

Statements of Revenues and Certain Operating Expenses

	For the Six Months Ended June 30, 2009 (Unaudited)	For the Year Ended December 31, 2008

Revenues
Rental revenue	$4,166,658	$7,762,498
Tenant reimbursements and other income	120,117	224,506
Total revenues	4,286,775	7,987,004

Certain Operating Expenses
General and administrative	714,125	2,271,275
Property operating expenses	525,276	972,696
Property taxes	444,890	914,298
Management fees	138,171	250,578
Total certain operating expenses	1,822,462	4,408,847

Revenues in excess of certain operating expenses	$2,464,313	$3,578,157

See Notes to Statements of Revenues and Certain Operating Expenses.

The Gallery at NoHo Commons Apartments

Notes to Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2009 (Unaudited)

and for the Year Ended December 31, 2008

1.             Basis of Presentation

On September 17, 2009, a wholly owned subsidiary of Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (“the Company”), purchased a multifamily community with 438 rental units on approximately 5.3 acres located in Los Angeles, California (“NoHo Commons”) from an unaffiliated seller, SF No Ho LLC (the “Seller”).  The contract price for NoHo Commons was $96 million, excluding closing costs.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  The Historical Summaries include the historical revenue and certain operating expenses of NoHo Commons, exclusive of interest income, asset management fees, interest expense and depreciation and amortization, which may not be comparable to the proposed future operations of NoHo Commons.  The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of NoHo Commons for the six-month period ended June 30, 2009 and the year ended December 31, 2008.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2009, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

We have evaluated subsequent events for recognition or disclosure through November 30, 2009, which is the date the financial statements were issued.

 2.            Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenue and certain expenses during the reporting period.  Actual results may differ from those estimates.

Revenue Recognition

NoHo Commons operations consist of rental income earned from its tenants under lease agreements with terms of one year or less. Rental income is recognized when earned. This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

Housing subsidy revenue is recognized by amortizing, on a straight line basis, the aggregate housing subsidy payments over the term of the agreement (See “Housing Subsidy, Agency Participation Payment and Cost Reimbursement”).  Housing subsidy income of approximately $0.6 million (unaudited) and $0.6 million was included in rental revenue for the six months ended June 30, 2009 and year ended December 31, 2008, respectively.

Housing Subsidy, Agency Participation Payment and Cost Reimbursement

The original developer of NoHo Commons and the Los Angeles Community Redevelopment Agency (“CRA”) entered into the Owners Participation Agreement (“OPA”) on March 5, 2002.  The OPA established the housing subsidy, the Agency Participation Payment (“APP”), and a defined cost reimbursement amount effective approximately one year after completion of the development. The development was completed in July 2007, and the first cost reimbursement payment was received the following year and amortized beginning June 2008. Certain sections of the OPA were subsequently assigned from the original developer to the Seller.

Under the OPA the owner is required to rent 115 units as affordable housing units that will be available to persons with a lower than average median income at a discounted rate. Through negotiations between the owner and CRA, the housing subsidy amount and payment structure were established in the OPA. The total housing subsidy to be paid to the property under the OPA was established at approximately $50.7 million. Under the OPA a one-time payment of approximately $9.0 million was received at the time construction commenced on the development of the property and the balance will be received in equal annual payments of approximately $2.0 million for a period of twenty-one years. The CRA has the option to accelerate the timing of some or all of the annual payments. If the CRA elects not to make or elects to reduce the housing subsidy then the number of affordable housing units will be reduced by calculating the number of affordable housing units which must be returned to market rate to replace the housing subsidy not paid. The aggregate annual minimum cash payments due under the OPA as of December 31, 2008 are as follows (in millions):

Year ending December 31,	Amount
2009	$2.0
2010	2.0
2011	2.0
2012	2.0
2013	2.0
Thereafter	29.8
$39.8

The APP is made by the owner to the CRA annually when the defined net operating income of the property exceeds a defined base.  The APP extends over a period of forty years. An APP expense is recognized on an accrual basis when property net operating income exceeds the defined base. No APP expenses were required for the six months ended June 30, 2009 (unaudited) and year ended December 31, 2008, respectively.

The OPA also established certain cost reimbursements to be received by the owner, which is accounted for initially as capitalized construction costs. Under the OPA, the owner will receive an annual amount equal to fifty percent of the defined Available Site Generate Tax Revenue not to exceed approximately $2.6 million in aggregate, through October 1, 2028.  Amounts collected are offset against the capitalized costs.  Cost reimbursements received were approximately $0.2 million and $0.2 million for the periods ended December 31, 2008 and June 30, 2009, respectively.

* * * * *

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On September 17, 2009, a wholly owned subsidiary of Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (“the Company”), purchased a multifamily community (“NoHo Commons”) from an unaffiliated seller. The total purchase price for NoHo Commons, exclusive of closing costs, was approximately $96.0 million.  We funded the acquisition of NoHo Commons from proceeds of our initial public offering. In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.

The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 are presented as if we had acquired NoHo Commons on January 1, 2008.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2009 and our annual report on Form 10-K for the year ended December 31, 2008 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Multifamily REIT I, Inc.

Pro Forma Consolidated Statement of Income

for the nine months ended September 30, 2009

(Unaudited)

	For the Nine Months
	Ended as Reported			For the Nine Months
	September 30, 2009	Pro Forma		Ended Pro Forma
	(a)	Adjustments		September 30, 2009

Rental revenue	$538	$6,208	(b)	$6,746

Expenses
Property operating expenses	139	1,984	(b)	2,123
Real estate taxes	67	636	(b)	703
Asset management and other fees	1,037	480	(c)	1,517
General and administrative	2,263	—		2,263
Acquisition expenses	2,791	(2,139)	(d)	652
Depreciation and amortization	374	2,468	(e)	2,842
Total expenses	6,671	3,429		10,100

Interest income	684	(568)	(f)	116
Equity in earnings of unconsolidated real estate joint venture investments	2,135	—		2,135
Net income	$(3,314)	$2,211		$(1,103)

Weighted average number of common shares outstanding	26,867	2,058	(g)	28,925

Basic and diluted income per share	$(0.12)			$(0.04)

See accompanying notes to unaudited pro forma consolidated financial statements.

Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2008
(in thousands, except per share amounts)

	For the Year Ended as Reported December 31, 2008 (a)	Pro Forma Adjustments		For the Year Ended Pro Forma December 31, 2008

Rental revenue	$—	$8,054	(b)	$8,054

Expenses
Property operating expenses	—	3,495	(b)	3,495
Real estate taxes	—	914	(b)	914
Asset management and other fees	884	720	(c)	1,604
General and administrative	1,599	—		1,599
Acquisition expenses	—	2,139	(d)	2,139
Depreciation and amortization	47	4,231	(e)	4,278
Total expenses	2,530	11,499		14,029

Interest income	884	(729	)(f)	155
Equity in earnings of unconsolidated real estate joint venture investments	4,276	—		4,276
Net income	$2,630	$(4,174)		$(1,544)

Weighted average number of common shares outstanding	14,351	2,058	(g)	16,409

Basic and diluted income per share	$0.18			$(0.09)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2009

a.                                       Reflects our historical consolidated operations for the nine months ended September 30, 2009.

b.                                      Reflects NoHo Common’s historical and pro forma operations for the nine months ended September 30, 2009 and amortization of the housing subsidy payment excluding the revenue recognition associated with the initial $9 million one-time payment.

c.                                       Reflects the asset management fee associated with this acquisition.  The asset is managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 0.75% of the asset value.

d.                                      Reflects an adjustment for the acquisition expense associated with the acquisition.  For the purposes of these pro formas, the expense was recognized in 2008.  Behringer Harvard Multifamily Advisors I LP received acquisition and advisory fees of 2.0% of the contract purchase price paid in respect of the purchase.

e.                                       Reflects the depreciation and amortization of costs for building and improvements incurred for the purchase of NoHo Commons.  Building depreciation is expensed over the property’s estimated useful life of 25 years.

f.                                         Reflects the interest income lost due to the $96.0 million in cash used for the acquisition assuming an average interest rate of less than 1%.

g.                                      For the purposes of the pro forma financial statements, the acquisition of NoHo Common is assumed to have occurred on January 1, 2008.  At that time, we did not have enough cash available to fully fund the acquisition, largely due to our initial public offering not commencing until September 2008.  This number reflects an adjustment to the historical weighted average common shares outstanding for the portion of our initial public offering required at January 1, 2008 to fund this investment.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2008

a.                                       Reflects our historical consolidated operations for the year ended December 31, 2008.

b.                                      Reflects NoHo Commons’ historical operations for the year ended December 31, 2008 and amortization of the housing subsidy payment excluding the revenue recognition associated with the initial $9 million one-time payment.

c.                                       Reflects the asset management fee associated with this acquisition.  The asset is managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 0.75% of the asset value.

d.                                      Reflects the acquisition expense associated with this acquisition.  Behringer Harvard Multifamily Advisors I LP received acquisition and advisory fees of 2.0% of the contract purchase price paid in respect of the acquisition.

e.                                       Reflects the depreciation and amortization of costs for building and improvements incurred for the purchase of NoHo Commons.  Building depreciation is expensed over the property’s estimated useful life of 25 years.  The value of in-place leases is fully amortized less than one year.

f.                                         Reflects the interest income lost due to the $96.0 million in cash used for the acquisition assuming an average interest rate of less than 2%.

g.                                      For the purposes of the pro forma financial statements, the acquisition of NoHo Commons is assumed to have occurred on January 1, 2008.  At that time, we did not have enough cash available to fully fund the acquisition, largely due to our initial public offering not commencing until September 2008.  This number reflects an adjustment to the historical weighted average common shares outstanding for the portion of our initial public offering required at January 1, 2008 to fund this investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: November 30, 2009	By:	/s/ Howard S. Garfield
Howard S. Garfield
Chief Financial Officer, Chief Accounting Officer and Treasurer